Central Pacific Financial Corp. Reports Earnings of $4.3 Million for the Fourth Quarter and $41.2 Million for the 2017 Year

Exhibit 99

FOR IMMEDIATE RELEASE

Investor Contact:	Isaac Okita	Media Contact:	Wayne Kirihara
	VP, Treasury Manager		EVP, Chief Marketing Officer
	(808) 544-3626		(808) 544-3687
	isaac.okita@centralpacificbank.com		wayne.kirihara@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS EARNINGS OF $4.3 MILLION
FOR THE FOURTH QUARTER AND $41.2 MILLION FOR THE 2017 YEAR

•	Net income of $4.3 million, or fully diluted EPS of $0.14 for the fourth quarter. Net income of $41.2 million, or fully diluted EPS of $1.34 for the year.

•
Net income in the fourth quarter and year included an estimated one-time $7.4 million charge for the revaluation of the Company's net deferred tax assets due to the Tax Cuts and Jobs Act ("Tax Reform") that was enacted into law on December 22, 2017. Excluding the estimated impact of Tax Reform, net income in the fourth quarter of 2017 was $11.7 million, or fully diluted EPS of $0.39 and net income for the year was $48.6 million, or fully diluted EPS of $1.59.

•	ROA of 0.31% and ROE of 3.35% for the fourth quarter. ROA of 0.75% and ROE of 8.03% for the year.

•	Total loans increased by $134.2 million in the fourth quarter, or 3.7% sequentially and 7.0% year-over-year.

•
Total deposits increased by $28.9 million in the fourth quarter, or 0.6% sequentially and 7.6% year-over-year. Core deposits increased by $35.9 million in the fourth quarter, or 0.9% sequentially and 7.5% year-over-year.

HONOLULU, HI, January 24, 2018 – Central Pacific Financial Corp. (NYSE: CPF), (the "Company"), today reported net income in the fourth quarter of 2017 of $4.3 million, or diluted earnings per share ("EPS") of $0.14, compared to net income in the fourth quarter of 2016 of $12.2 million, or EPS of $0.39, and net income in the third quarter of 2017 of $11.8 million, or EPS of $0.39.

Net income in the fourth quarter of 2017 included an estimated one-time, non-cash charge to income tax expense of $7.4 million, representing a ($0.25) decrease in EPS, due to the revaluation of the Company's net deferred tax assets resulting from the reduction in the corporate Federal income tax rate in connection with the enactment of the Tax Cuts and Jobs Act ("Tax Reform").

Net income in the year ended December 31, 2017 totaled $41.2 million, or EPS of $1.34, compared to net income in the year ended December 31, 2016 of $47.0 million, or EPS of $1.50.

Central Pacific Financial Corp. Reports Earnings of $4.3 Million for the Fourth Quarter and $41.2 Million for the 2017 Year

"We are pleased to have ended the year with strong loan and core deposit growth, as well as year-over-year increases in net interest income and net interest margin," said Catherine Ngo, President and Chief Executive Officer. "While we recorded a one-time adjustment in the valuation of our net deferred tax assets in the quarter, we look forward to the positive impact of a reduced corporate income tax rate in the coming year."

In January 2018, the Company's Board of Directors declared a quarterly cash dividend of $0.19 per share on its outstanding common shares. This represents a 5.6% increase from the $0.18 paid during the quarter. The dividend will be payable on March 15, 2018 to shareholders of record at the close of business on February 28, 2018.

In November 2017, the Company's Board of Directors authorized an increase in its common stock repurchase program authority by an additional $50 million. This amount is an addition to the $30 million in planned repurchases authorized earlier in the year. During the fourth quarter of 2017, the Company repurchased 167,000 shares of common stock at a total cost of $5.3 million, or an average cost per share of $31.47. During the year ended December 31, 2017, the Company repurchased 864,483 shares of common stock, or approximately 2.8% of its common stock outstanding as of December 31, 2016. Total cost of the shares repurchased during the year ended December 31, 2017 was $26.6 million, or an average cost per share of $30.72. The Company's remaining repurchase authority under its common stock repurchase program at December 31, 2017 is $53.5 million.

Earnings Highlights
Net interest income for the fourth quarter of 2017 was $42.8 million, compared to $39.7 million in the year-ago quarter and $42.0 million in the previous quarter. Net interest margin was 3.27%, increased from 3.22% in the year-ago quarter and increased from 3.25% in the previous quarter. The increases in net interest income and net interest margin from the year-ago and sequential quarters were primarily attributable to the growth in the loan and investment securities portfolios, combined with increases in yields earned on the loan and investment securities portfolios. These increases were partially offset by higher time deposits cost attributable to the recent increases in the federal funds rate.

Other operating income for the fourth quarter of 2017 totaled $9.0 million, compared to $13.8 million in the year-ago quarter and $9.6 million in the previous quarter. The decrease from the year-ago quarter was primarily due to a $3.5 million gain on the sale of the Company's fee interest in a former branch location recorded in the year-ago quarter, combined with lower net gains on sales of residential mortgage loans of $1.1 million (included in mortgage banking income) recorded in the current quarter. The sequential quarter decrease was primarily due to lower commissions on sales of investment services and insurance of $0.5 million (included in other service charges and fees), combined with lower death benefit income of $0.4 million (included in income from bank-owned life insurance).

Other operating expense for the fourth quarter of 2017 totaled $34.5 million, which decreased from $37.5 million in the year-ago quarter and increased from $33.5 million in the previous quarter. The decrease from the year-ago quarter was primarily due to lower salaries and employee benefits of $2.5 million, combined with a $0.7 million charge (included in other) related to the early termination of a lease recognized in the year-ago quarter. The decrease in salaries and employee benefits was primarily attributable to the recognition of $3.8 million in net actuarial losses recorded in the year-ago quarter related to the execution of a defined benefit pension plan de-risking strategy whereby the Company purchased non-participating annuity contracts to settle the pension obligation for a portion of its plan participants. This decrease was partially offset by $0.8 million in special, one-time bonuses given to all employees, with the exception of executives on its managing committee, in the fourth quarter of 2017. The sequential quarter increase was primarily due to higher salaries and employee benefits of $0.6 million, primarily attributable to the aforementioned bonuses, combined with higher advertising expense of $0.4 million and higher legal and professional expense of $0.2 million, partially offset by lower entertainment and promotions expense of $0.4 million (included in other). The higher entertainment and promotions expense recorded in the previous quarter was primarily attributable to a core deposit gathering campaign.

The efficiency ratio for the fourth quarter of 2017 was 66.54%, compared to 70.08% in the year-ago quarter and 64.99% in the previous quarter. The decrease in the efficiency ratio from the year-ago quarter was primarily due to the aforementioned $3.8 million in net actuarial losses and the $0.7 million charge related to the early termination of a lease recognized in the year-ago quarter, combined with the improvement in net interest income, partially offset by the aforementioned $3.5 million gain on the sale of the Company's fee interest in a former branch location recorded in the year-ago quarter. The increase in the efficiency ratio compared to the previous quarter was due to the aforementioned lower other operating income and higher other operating expenses, offset by the improvement in net interest income.

In the fourth quarter of 2017, the Company recorded income tax expense of $13.3 million, compared to $6.4 million in the year-ago quarter and $6.4 million in the previous quarter. The effective tax rate for the fourth quarter of 2017 was 75.6%, compared to

Central Pacific Financial Corp. Reports Earnings of $4.3 Million for the Fourth Quarter and $41.2 Million for the 2017 Year

34.5% in the year-ago quarter and 35.0% in the previous quarter. The income tax expense and effective tax rate in the fourth quarter of 2017 were negatively impacted by the aforementioned estimated one-time, non-cash charge of $7.4 million related to Tax Reform.

Balance Sheet Highlights
Total assets at December 31, 2017 of $5.62 billion increased by $239.5 million, or 4.4% from December 31, 2016, and increased by $54.5 million, or 1.0% from September 30, 2017.

Total loans and leases at December 31, 2017 of $3.77 billion increased by $245.7 million, or 7.0% and $134.2 million, or 3.7% from December 31, 2016 and September 30, 2017, respectively.  The increase in total loans and leases from December 31, 2016 was primarily attributable to strong organic growth in the Hawaii loan portfolios, combined with increases in the U.S. mainland commercial mortgage and automobile portfolios, partially offset by reductions in the Hawaii construction and other consumer loan portfolios and the U.S. mainland commercial and other consumer loan portfolios. The increase in total loans and leases from the third quarter of 2017 was primarily due to strong organic growth in the Hawaii loan portfolios, combined with increases in the U.S. mainland commercial mortgage, automobiles, and commercial loan portfolios, partially offset by reductions in the Hawaii construction and the U.S. mainland other consumer loan portfolios.

Total deposits at December 31, 2017 of $4.96 billion increased by $348.2 million, or 7.6% from December 31, 2016, and increased by $28.9 million, or 0.6% from September 30, 2017.  Core deposits, which include demand deposits, savings and money market deposits, and time deposits less than $100,000, totaled $3.99 billion at December 31, 2017.  This represents an increase of $277.7 million, or 7.5% from December 31, 2016, and an increase of $35.9 million, or 0.9% from September 30, 2017.

Asset Quality
Nonperforming assets at December 31, 2017 totaled $3.6 million, or 0.06% of total assets, compared to $9.2 million, or 0.17% of total assets at December 31, 2016, and $6.0 million, or 0.11% of total assets at September 30, 2017.

Loans delinquent for 90 days or more still accruing interest totaled $0.6 million at December 31, 2017, compared to $1.4 million and $0.4 million at December 31, 2016 and September 30, 2017, respectively.

Net charge-offs in the fourth quarter of 2017 totaled $1.0 million, compared to net charge-offs of $0.1 million in the year-ago quarter, and net charge-offs of $1.5 million in the previous quarter. Charge-offs remained relatively unchanged from the year-ago and previous quarters. The variances in net charge-offs from the year-ago and previous quarters were primarily due to the level of recoveries in each of the respective periods.

In the fourth quarter of 2017, the Company recorded a credit to the provision for loan and lease losses of $0.2 million, compared to a credit of $2.6 million in the year-ago quarter and a credit of $0.1 million in the previous quarter. The allowance for loan and lease losses, as a percentage of total loans and leases at December 31, 2017 was 1.33%, compared to 1.61% at December 31, 2016 and 1.41% at September 30, 2017.

Capital
Total shareholders' equity was $500.0 million at December 31, 2017, compared to $504.7 million and $509.8 million at December 31, 2016 and September 30, 2017, respectively.

The Company maintained its strong capital position and its capital ratios continue to exceed the levels required to be considered a "well-capitalized" institution for regulatory purposes under Basel III. At December 31, 2017, the Company's leverage capital, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 ratios were 10.4%, 14.7%, 15.9%, and 12.4%, respectively, compared to 10.6%, 15.1%, 16.3%, and 12.8%, respectively, at September 30, 2017.

Non-GAAP Financial Measures
This press release contains certain references to financial measures that have been adjusted to exclude certain expenses and other specified items.  These financial measures differ from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP") in that they exclude unusual or non-recurring charges, losses, credits or gains.  This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure. Management believes that financial presentations excluding the impact of these items provide useful supplemental information that is important to a proper understanding of the Company's core business results by investors.  These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Central Pacific Financial Corp. Reports Earnings of $4.3 Million for the Fourth Quarter and $41.2 Million for the 2017 Year

Conference Call
The Company's management will host a conference call today at 1:00 p.m. Eastern Time (8:00 a.m. Hawaii Time) to discuss the quarterly results.  Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company's website at http://ir.centralpacificbank.com.  Alternatively, investors may participate in the live call by dialing 1-877-505-7644.  A playback of the call will be available through February 24, 2018 by dialing 1-877-344-7529 (passcode: 10116271) and on the Company's website. Information which may be discussed in the conference call regarding non-GAAP financial performance and reconciliation to GAAP financial performance is provided on the Company's website at http://ir.centralpacificbank.com.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $5.6 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 35 branches and 79 ATMs in the state of Hawaii, as of December 31, 2017.  For additional information, please visit the Company's website at http://www.centralpacificbank.com.

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Forward-Looking Statements
This document may contain forward-looking statements concerning projections of revenues, income/loss, earnings/loss per share, capital expenditures, dividends, capital structure, or other financial items, plans and objectives of management for future operations, future economic performance, or any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words "believes," "plans," "expects," "anticipates," "forecasts," "intends," "hopes," "should," "estimates," or words of similar meaning.  While the Company believes that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to:  the effect of, and our failure to comply with any regulatory orders or actions we are or may become subject to; oversupply of inventory and adverse conditions in the Hawaii and California real estate markets and any weakness in the construction industry;  adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates,  deterioration in asset quality, and losses in our loan portfolio; the impact of local, national, and international economies and events (including political events, acts of war or terrorism, natural disasters such as wildfires, tsunamis and earthquakes) on the Company's business and operations and on tourism, the military and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in economic conditions, including destabilizing factors in the financial industry and deterioration of the real estate market, as well as the impact from any declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular;  the impact of regulatory action on the Company and Central Pacific Bank and legislation affecting the financial services industry; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, other regulatory reform, and any related rules and regulations on our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings or regulatory or other governmental inquiries and proceedings and the resolution thereof, and the results of regulatory examinations or reviews;  the effects of the Tax Cuts and Jobs Act; the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, securities market and monetary fluctuations;  negative trends in our market capitalization and adverse changes in the price of the Company's common shares; changes in consumer spending, borrowings and savings habits; technological changes and developments; changes

Central Pacific Financial Corp. Reports Earnings of $4.3 Million for the Fourth Quarter and $41.2 Million for the 2017 Year

in the competitive environment among financial holding companies and other financial service providers, including fintech businesses; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; changes in our capital position; our ability to attract and retain skilled directors, executives and employees; changes in our organization, compensation and benefit plans; and our success at managing the risks involved in any of the foregoing items. For further information on factors that could cause actual results to materially differ from projections, please see the Company's publicly available Securities and Exchange Commission filings, including the Company's Form 10-K for the last fiscal year and, in particular, the discussion of "Risk Factors" set forth therein. The Company does not update any of its forward-looking statements except as required by law.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1

	Three Months Ended					Year Ended
(Dollars in thousands,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,
except for per share amounts)	2017	2017	2017	2017	2016	2017	2016
CONDENSED INCOME STATEMENT
Net interest income	$42,824	$41,995	$41,629	$41,255	$39,704	$167,703	$157,950
Provision (credit) for loan and lease losses	(186)	(126)	(2,282)	(80)	(2,645)	(2,674)	(5,517)
Net interest income after provision (credit) for loan and lease losses	43,010	42,121	43,911	41,335	42,349	170,377	163,467
Total other operating income	9,043	9,569	7,870	10,014	13,769	36,496	42,316
Total other operating expense	34,511	33,511	32,335	31,460	37,472	131,817	133,563
Income before taxes	17,542	18,179	19,446	19,889	18,646	75,056	72,220
Income tax expense	13,254	6,367	7,421	6,810	6,438	33,852	25,228
Net income	4,288	11,812	12,025	13,079	12,208	41,204	46,992
Basic earnings per common share	$0.14	$0.39	$0.39	$0.43	$0.40	$1.36	$1.52
Diluted earnings per common share	0.14	0.39	0.39	0.42	0.39	1.34	1.50
Dividends declared per common share	0.18	0.18	0.18	0.16	0.16	0.70	0.60

PERFORMANCE RATIOS
Return on average assets (1)	0.31%	0.85%	0.88%	0.96%	0.92%	0.75%	0.90%
Return on average shareholders’ equity (1)	3.35	9.16	9.32	10.24	9.46	8.03	9.16
Return on average tangible shareholders’ equity (1)	3.37	9.22	9.39	10.33	9.56	8.08	9.27
Average shareholders’ equity to average assets	9.12	9.30	9.44	9.42	9.67	9.32	9.78
Efficiency ratio (2)	66.54	64.99	65.32	61.36	70.08	64.55	66.69
Net interest margin (1)	3.27	3.25	3.29	3.30	3.22	3.28	3.27
Dividend payout ratio (3)	128.57	46.15	46.15	38.10	41.03	52.24	40.00

SELECTED AVERAGE BALANCES
Average loans and leases, including loans held for sale	$3,719,684	$3,625,455	$3,593,347	$3,547,718	$3,489,757	$3,622,033	$3,385,741
Average interest-earning assets	5,279,360	5,216,089	5,138,038	5,095,455	4,981,766	5,182,832	4,890,426
Average assets	5,605,728	5,545,909	5,467,461	5,422,529	5,335,909	5,511,006	5,250,113
Average deposits	4,936,743	4,893,778	4,800,815	4,762,874	4,558,589	4,849,153	4,496,096
Average interest-bearing liabilities	3,686,222	3,613,872	3,600,761	3,626,229	3,568,767	3,631,886	3,539,903
Average shareholders’ equity	511,277	515,580	515,974	510,804	516,067	513,416	513,255
Average tangible shareholders' equity	508,886	512,554	512,254	506,366	511,004	510,029	507,197

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(dollars in thousands)	2017	2017	2017	2017	2016
REGULATORY CAPITAL
Central Pacific Financial Corp.
Leverage capital	$578,607	$585,950	$584,441	$577,081	$562,460
Tier 1 risk-based capital	578,607	585,950	584,441	577,081	562,460
Total risk-based capital	628,068	634,677	632,780	624,735	612,202
Common equity tier 1 capital	490,861	497,828	497,172	491,538	485,268
Central Pacific Bank
Leverage capital	565,412	569,990	564,765	560,921	541,577
Tier 1 risk-based capital	565,412	569,990	564,765	560,921	541,577
Total risk-based capital	614,732	618,576	612,968	608,450	591,185
Common equity tier 1 capital	565,412	569,990	564,765	560,921	541,577

REGULATORY CAPITAL RATIOS
Central Pacific Financial Corp.
Leverage capital ratio	10.4%	10.6%	10.7%	10.7%	10.6%
Tier 1 risk-based capital ratio	14.7	15.1	15.2	15.2	14.2
Total risk-based capital ratio	15.9	16.3	16.4	16.5	15.5
Common equity tier 1 capital ratio	12.4	12.8	12.9	13.0	12.3
Central Pacific Bank
Leverage capital ratio	10.1	10.3	10.4	10.4	10.2
Tier 1 risk-based capital ratio	14.4	14.7	14.7	14.8	13.7
Total risk-based capital ratio	15.6	16.0	15.9	16.1	15.0
Common equity tier 1 capital ratio	14.4	14.7	14.7	14.8	13.7

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(dollars in thousands, except for per share amounts)	2017	2017	2017	2017	2016
BALANCE SHEET
Loans and leases	$3,770,615	$3,636,370	$3,591,735	$3,545,718	$3,524,890
Total assets	5,623,708	5,569,230	5,533,135	5,443,181	5,384,236
Total deposits	4,956,354	4,927,497	4,886,382	4,777,444	4,608,201
Long-term debt	92,785	92,785	92,785	92,785	92,785
Total shareholders’ equity	500,011	509,846	512,930	511,536	504,650
Total shareholders’ equity to total assets	8.89%	9.15%	9.27%	9.40%	9.37%
Tangible common equity to tangible assets (4)	8.86%	9.11%	9.22%	9.33%	9.29%

ASSET QUALITY
Allowance for loan and lease losses	$50,001	$51,217	$52,828	$55,369	$56,631
Non-performing assets	3,626	5,970	9,042	8,834	9,187
Allowance to loans and leases outstanding	1.33%	1.41%	1.47%	1.56%	1.61%
Allowance to non-performing assets	1,378.96	857.91	584.25	626.77	616.43

PER SHARE OF COMMON STOCK OUTSTANDING
Book value per common share	$16.65	$16.89	$16.81	$16.66	$16.39
Tangible book value per common share	16.59	16.80	16.70	16.53	16.23
Closing market price per common share	29.83	32.18	31.47	30.54	31.42

(1) Annualized.
(2) Efficiency ratio is defined as total operating expense divided by total revenue (net interest income and total other operating income).
(3) Dividend payout ratio is defined as dividends declared per share divided by diluted earnings per share.
(4) The tangible common equity ratio is a non-GAAP measure which should be read in conjunction with the Company’s GAAP financial information. Comparison of our ratio with those of other companies may not be possible because other companies may calculate the ratio differently. See Reconciliation of Non-GAAP Financial Measures in Table 2.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)	TABLE 2

The following table sets forth a reconciliation of adjusted net income and diluted earnings per share excluding the estimated impact of Tax Reform for each of the dates indicated:

	Three Months Ended					Year Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	December 31,
(Dollars in thousands, except per share data)	2017	2017	2017	2017	2016	2017	2016
Reported net income	$4,288	$11,812	$12,025	$13,079	$12,208	$41,204	$46,992
Estimated impact of Tax Reform	7,440	—	—	—	—	7,440	—
Adjusted net income	$11,728	$11,812	$12,025	$13,079	$12,208	$48,644	$46,992

Reported diluted earnings per share	$0.14	$0.39	$0.39	$0.42	$0.39	$1.34	$1.50
Estimated impact of Tax Reform	0.25	—	—	—	—	0.25	—
Adjusted diluted earnings per share	$0.39	$0.39	$0.39	$0.42	$0.39	$1.59	$1.50

Diluted weighted average shares outstanding	30,271,910	30,514,459	30,803,725	31,001,238	31,001,246	30,638,140	31,224,894

The following table sets forth a reconciliation of our tangible common equity ratio for each of the dates indicated:

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2017	2017	2017	2017	2016
Tangible Common Equity Ratio:
Total shareholders’ equity	$500,011	$509,846	$512,930	$511,536	$504,650
Less: Other intangible assets	(2,006)	(2,674)	(3,343)	(4,012)	(4,680)
Tangible common equity	$498,005	$507,172	$509,587	$507,524	$499,970

Total assets	$5,623,708	$5,569,230	$5,533,135	$5,443,181	$5,384,236
Less: Other intangible assets	(2,006)	(2,674)	(3,343)	(4,012)	(4,680)
Tangible assets	$5,621,702	$5,566,556	$5,529,792	$5,439,169	$5,379,556

Tangible common equity to tangible assets	8.86%	9.11%	9.22%	9.33%	9.29%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)	TABLE 3

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands, except share data)	2017	2017	2017	2017	2016
ASSETS
Cash and due from financial institutions	$75,318	$90,080	$85,975	$83,670	$75,272
Interest-bearing deposits in other financial institutions	6,975	18,195	54,576	22,363	9,069
Investment securities:
Available for sale, at fair value	1,304,891	1,350,105	1,315,895	1,302,889	1,243,847
Held to maturity, fair value of: $189,201 at December 31, 2017, $195,714 at September 30, 2017, $203,334 at June 30, 2017, $208,181 at March 31, 2017, and $214,366 at December 31, 2016	191,753	197,672	204,588	211,426	217,668
Total investment securities	1,496,644	1,547,777	1,520,483	1,514,315	1,461,515
Loans held for sale	16,336	10,828	13,288	9,905	31,881
Loans and leases	3,770,615	3,636,370	3,591,735	3,545,718	3,524,890
Less allowance for loan and lease losses	50,001	51,217	52,828	55,369	56,631
Loans and leases, net of allowance for loan and lease losses	3,720,614	3,585,153	3,538,907	3,490,349	3,468,259
Premises and equipment, net	48,348	48,339	49,252	48,303	48,258
Accrued interest receivable	16,581	15,434	15,636	14,819	15,675
Investment in unconsolidated subsidiaries	7,088	7,101	6,189	6,279	6,889
Other real estate owned	851	851	1,008	851	791
Mortgage servicing rights	15,843	16,093	15,932	15,847	15,779
Core deposit premium	2,006	2,674	3,343	4,012	4,680
Bank-owned life insurance	156,293	155,928	156,053	155,019	155,593
Federal Home Loan Bank stock	7,761	6,484	6,492	7,333	11,572
Other assets	53,050	64,293	66,001	70,116	79,003
Total assets	$5,623,708	$5,569,230	$5,533,135	$5,443,181	$5,384,236
LIABILITIES AND EQUITY
Deposits:
Noninterest-bearing demand	$1,395,556	$1,383,548	$1,383,754	$1,290,632	$1,265,246
Interest-bearing demand	933,054	911,273	917,956	898,306	862,991
Savings and money market	1,481,876	1,476,017	1,453,108	1,430,399	1,390,600
Time	1,145,868	1,156,659	1,131,564	1,158,107	1,089,364
Total deposits	4,956,354	4,927,497	4,886,382	4,777,444	4,608,201
Federal Home Loan Bank advances and other short-term borrowings	32,000	—	—	21,000	135,000
Long-term debt	92,785	92,785	92,785	92,785	92,785
Other liabilities	42,534	39,078	41,013	40,391	43,575
Total liabilities	5,123,673	5,059,360	5,020,180	4,931,620	4,879,561
Equity:
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding none at: December 31, 2017, September 30, 2017, June 30, 2017, March 31, 2017, and December 31, 2016	—	—	—	—	—
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding: 30,024,222 at December 31, 2017, 30,188,748 at September 30, 2017, 30,514,799 at June 30, 2017, 30,701,219 at March 31, 2017, and 30,796,243 at December 31, 2016	503,988	509,243	519,383	527,403	530,932
Surplus	86,098	85,300	84,592	84,678	84,180
Accumulated deficit	(89,036)	(87,913)	(94,269)	(100,784)	(108,941)
Accumulated other comprehensive income (loss)	(1,039)	3,216	3,224	239	(1,521)
Total shareholders' equity	500,011	509,846	512,930	511,536	504,650
Non-controlling interest	24	24	25	25	25
Total equity	500,035	509,870	512,955	511,561	504,675
Total liabilities and equity	$5,623,708	$5,569,230	$5,533,135	$5,443,181	$5,384,236

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)	TABLE 4

	Three Months Ended					Year Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,
(Dollars in thousands, except per share data)	2017	2017	2017	2017	2016	2017	2016
Interest income:
Interest and fees on loans and leases	$37,447	$36,289	$35,531	$34,957	$33,973	$144,224	$132,028
Interest and dividends on investment securities:
Taxable investment securities	8,777	8,540	8,481	8,135	7,203	33,933	30,848
Tax-exempt investment securities	955	966	974	979	989	3,874	3,975
Dividend income on investment securities	13	12	12	12	12	49	42
Interest on deposits in other financial institutions	58	163	61	74	22	356	67
Dividend income on Federal Home Loan Bank stock	26	23	21	56	56	126	179
Total interest income	47,276	45,993	45,080	44,213	42,255	182,562	167,139
Interest expense:
Interest on deposits:
Demand	170	177	154	140	129	641	489
Savings and money market	302	281	259	257	257	1,099	1,043
Time	2,967	2,637	2,136	1,717	1,175	9,457	4,074
Interest on short-term borrowings	97	9	46	31	191	183	578
Interest on long-term debt	916	894	856	813	799	3,479	3,005
Total interest expense	4,452	3,998	3,451	2,958	2,551	14,859	9,189
Net interest income	42,824	41,995	41,629	41,255	39,704	167,703	157,950
Provision (credit) for loan and lease losses	(186)	(126)	(2,282)	(80)	(2,645)	(2,674)	(5,517)
Net interest income after provision for loan and lease losses	43,010	42,121	43,911	41,335	42,349	170,377	163,467
Other operating income:
Mortgage banking income (refer to Table 5)	1,531	1,531	1,957	1,943	2,845	6,962	8,069
Service charges on deposit accounts	2,130	2,182	2,120	2,036	2,065	8,468	7,891
Other service charges and fees	2,532	3,185	3,053	2,748	2,833	11,518	11,449
Income from fiduciary activities	935	911	964	864	858	3,674	3,435
Equity in earnings of unconsolidated subsidiaries	214	176	151	61	267	602	723
Fees on foreign exchange	135	101	130	163	116	529	519
Net gains (losses) on sales of investment securities	230	—	(1,640)	—	—	(1,410)	—
Income from bank-owned life insurance	614	1,074	583	1,117	273	3,388	2,685
Loan placement fees	170	86	146	134	175	536	494
Net gains on sales of foreclosed assets	—	19	84	102	1	205	607
Gain on sale of premises and equipment	—	—	—	—	3,537	—	3,537
Other (refer to Table 5)	552	304	322	846	799	2,024	2,907
Total other operating income	9,043	9,569	7,870	10,014	13,769	36,496	42,316
Other operating expense:
Salaries and employee benefits	18,759	18,157	17,983	17,387	21,254	72,286	73,500
Net occupancy	3,418	3,404	3,335	3,414	3,606	13,571	14,065
Equipment	1,007	969	967	842	967	3,785	3,399
Amortization of core deposit premium	668	669	669	668	669	2,674	2,675
Communication expense	924	944	891	900	868	3,659	3,694
Legal and professional services	2,091	1,854	1,987	1,792	1,821	7,724	6,856
Computer software expense	2,404	2,346	2,190	2,252	2,332	9,192	9,475
Advertising expense	1,000	626	390	392	562	2,408	2,401
Foreclosed asset expense	28	24	63	36	16	151	152
Other (refer to Table 5)	4,212	4,518	3,860	3,777	5,377	16,367	17,346
Total other operating expense	34,511	33,511	32,335	31,460	37,472	131,817	133,563
Income before income taxes	17,542	18,179	19,446	19,889	18,646	75,056	72,220
Income tax expense	13,254	6,367	7,421	6,810	6,438	33,852	25,228
Net income	$4,288	$11,812	$12,025	$13,079	$12,208	$41,204	$46,992
Per common share data:
Basic earnings per share	$0.14	$0.39	$0.39	$0.43	$0.40	$1.36	$1.52
Diluted earnings per share	0.14	0.39	0.39	0.42	0.39	1.34	1.50
Cash dividends declared	0.18	0.18	0.18	0.16	0.16	0.70	0.60
Basic weighted average shares outstanding	30,027,366	30,300,195	30,568,247	30,714,895	30,770,528	30,400,511	31,008,744
Diluted weighted average shares outstanding	30,271,910	30,514,459	30,803,725	31,001,238	31,001,246	30,638,140	31,224,894

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Other Operating Income and Other Operating Expense - Detail
(Unaudited)	TABLE 5

The following table sets forth the components of mortgage banking income for the periods indicated:

	Three Months Ended					Year Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	December 31,
(Dollars in thousands)	2017	2017	2017	2017	2016	2017	2016
Mortgage banking income:
Loan servicing fees	$1,316	$1,323	$1,340	$1,358	$1,340	$5,337	$5,421
Amortization of mortgage servicing rights	(745)	(476)	(547)	(520)	(781)	(2,288)	(5,066)
Net gains on sales of residential mortgage loans	968	705	1,084	1,312	2,108	4,069	7,631
Unrealized gains (losses) on loans-held-for-sale and interest rate locks	(8)	(21)	80	(207)	178	(156)	83
Total mortgage banking income	$1,531	$1,531	$1,957	$1,943	$2,845	$6,962	$8,069

The following table sets forth the components of other operating income - other for the periods indicated:

	Three Months Ended					Year Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	December 31,
(Dollars in thousands)	2017	2017	2017	2017	2016	2017	2016
Other operating income - other:
Income recovered on nonaccrual loans previously charged-off	$156	$25	$25	$561	$444	$767	$1,325
Other recoveries	26	32	54	37	19	149	313
Commissions on sale of checks	83	86	85	87	84	341	340
Other	287	161	158	161	252	767	929
Total other operating income - other	$552	$304	$322	$846	$799	$2,024	$2,907

The following table sets forth the components of other operating expense - other for the periods indicated:

	Three Months Ended					Year Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	December 31,
(Dollars in thousands)	2017	2017	2017	2017	2016	2017	2016
Other operating expense - other:
Charitable contributions	$165	$141	$136	$151	$102	$593	$660
FDIC insurance assessment	438	433	429	424	420	1,724	2,052
Miscellaneous loan expenses	288	302	293	261	271	1,144	1,189
ATM and debit card expenses	495	548	468	450	444	1,961	1,771
Amortization of investments in low-income housing tax credit partnerships	114	174	223	233	271	744	1,045
Armored car expenses	241	176	198	258	219	873	879
Entertainment and promotions	438	818	246	158	449	1,660	1,101
Stationery and supplies	202	204	230	178	221	814	902
Directors’ fees and expenses	209	208	250	207	208	874	827
Provision (credit) for residential mortgage loan repurchase losses	209	—	—	—	—	209	(387)
Increase (decrease) to the reserve for unfunded commitments	(101)	72	53	70	40	94	141
Branch consolidation and relocation costs	—	—	—	—	737	—	737
Other	1,514	1,442	1,334	1,387	1,995	5,677	6,429
Total other operating expense - other	$4,212	$4,518	$3,860	$3,777	$5,377	$16,367	$17,346

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 6

	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2017			September 30, 2017			December 31, 2016
	Average	Average		Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$17,944	1.27%	$58	$51,392	1.26%	$163	$15,458	0.57%	$22
Investment securities, excluding valuation allowance:
Taxable	1,367,530	2.57	8,790	1,363,289	2.51	8,552	1,293,291	2.23	7,215
Tax-exempt	166,665	3.53	1,469	169,347	3.51	1,486	172,081	3.54	1,522
Total investment securities	1,534,195	2.67	10,259	1,532,636	2.62	10,038	1,465,372	2.39	8,737
Loans and leases, including loans held for sale	3,719,684	4.01	37,447	3,625,455	3.98	36,289	3,489,757	3.88	33,973
Federal Home Loan Bank stock	7,537	1.38	26	6,606	1.38	23	11,179	2.02	56
Total interest-earning assets	5,279,360	3.61	47,790	5,216,089	3.55	46,513	4,981,766	3.43	42,788
Noninterest-earning assets	326,368			329,820			354,143
Total assets	$5,605,728			$5,545,909			$5,335,909

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$916,957	0.07%	$170	$916,885	0.08%	$177	$854,946	0.06%	$129
Savings and money market deposits	1,492,707	0.08	302	1,458,393	0.08	281	1,396,615	0.07	257
Time deposits under $100,000	183,234	0.43	198	187,231	0.41	192	198,145	0.38	188
Time deposits $100,000 and over	974,163	1.13	2,769	955,644	1.02	2,445	901,102	0.44	987
Total interest-bearing deposits	3,567,061	0.38	3,439	3,518,153	0.35	3,095	3,350,808	0.19	1,561
Federal Home Loan Bank advances and other short-term borrowings	26,376	1.45	97	2,934	1.27	9	125,174	0.61	191
Long-term debt	92,785	3.92	916	92,785	3.82	894	92,785	3.43	799
Total interest-bearing liabilities	3,686,222	0.48	4,452	3,613,872	0.44	3,998	3,568,767	0.28	2,551
Noninterest-bearing deposits	1,369,682			1,375,625			1,207,781
Other liabilities	38,523			40,808			43,268
Total liabilities	5,094,427			5,030,305			4,819,816
Shareholders’ equity	511,277			515,580			516,067
Non-controlling interest	24			24			26
Total equity	511,301			515,604			516,093
Total liabilities and equity	$5,605,728			$5,545,909			$5,335,909

Net interest income			$43,338			$42,515			$40,237

Interest rate spread		3.13%			3.11%			3.15%

Net interest margin		3.27%			3.25%			3.22%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 7

	Year Ended			Year Ended
	December 31, 2017			December 31, 2016
	Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$33,012	1.08%	$356	$13,143	0.51%	$67
Investment securities, excluding valuation allowance:
Taxable	1,351,436	2.51	33,982	1,307,946	2.36	30,890
Tax-exempt	169,318	3.52	5,960	173,062	3.53	6,116
Total investment securities	1,520,754	2.63	39,942	1,481,008	2.50	37,006
Loans and leases, including loans held for sale	3,622,033	3.98	144,224	3,385,741	3.90	132,028
Federal Home Loan Bank stock	7,033	1.79	126	10,534	1.70	179
Total interest-earning assets	5,182,832	3.56	184,648	4,890,426	3.46	169,280
Noninterest-earning assets	328,174			359,687
Total assets	$5,511,006			$5,250,113

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$901,171	0.07%	$641	$844,507	0.06%	$489
Savings and money market deposits	1,449,379	0.08	1,099	1,406,754	0.07	1,043
Time deposits under $100,000	188,951	0.40	758	204,940	0.38	770
Time deposits $100,000 and over	984,069	0.88	8,699	879,989	0.38	3,304
Total interest-bearing deposits	3,523,570	0.32	11,197	3,336,190	0.17	5,606
Federal Home Loan Bank advances and other short-term borrowings	15,531	1.18	183	110,928	0.52	578
Long-term debt	92,785	3.75	3,479	92,785	3.24	3,005
Total interest-bearing liabilities	3,631,886	0.41	14,859	3,539,903	0.26	9,189
Noninterest-bearing deposits	1,325,583			1,156,906
Other liabilities	40,097			40,029
Total liabilities	4,997,566			4,736,838
Shareholders’ equity	513,416			513,255
Non-controlling interest	24			20
Total equity	513,440			513,275
Total liabilities and equity	$5,511,006			$5,250,113

Net interest income			$169,789			$160,091

Interest rate spread		3.15%			3.20%

Net interest margin		3.28%			3.27%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Loans and Leases by Geographic Distribution
(Unaudited)	TABLE 8

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2017	2017	2017	2017	2016
HAWAII:
Commercial, financial and agricultural	$400,529	$398,619	$395,512	$395,915	$373,006
Real estate:
Construction	61,643	95,309	91,080	89,970	97,873
Residential mortgage	1,341,221	1,267,144	1,249,617	1,237,150	1,217,234
Home equity	412,230	396,812	394,720	370,856	361,209
Commercial mortgage	807,009	801,113	767,661	776,098	767,586
Consumer:
Automobiles	156,383	151,487	146,223	137,252	131,037
Other consumer	166,330	162,219	159,685	162,987	177,122
Leases	362	448	523	598	677
Total loans and leases	3,345,707	3,273,151	3,205,021	3,170,826	3,125,744
Allowance for loan and lease losses	(44,779)	(46,337)	(47,185)	(49,146)	(49,350)
Net loans and leases	$3,300,928	$3,226,814	$3,157,836	$3,121,680	$3,076,394

U.S. MAINLAND:
Commercial, financial and agricultural	$103,490	$88,566	$104,380	$107,133	$137,434
Real estate:
Construction	2,597	2,677	2,757	4,137	3,665
Residential mortgage	—	—	—	—	—
Home equity	—	—	—	—	—
Commercial mortgage	170,788	139,079	127,351	117,690	117,853
Consumer:
Automobiles	119,410	98,310	110,635	96,663	81,889
Other consumer	28,623	34,587	41,591	49,269	58,305
Leases	—	—	—	—	—
Total loans and leases	424,908	363,219	386,714	374,892	399,146
Allowance for loan and lease losses	(5,222)	(4,880)	(5,643)	(6,223)	(7,281)
Net loans and leases	$419,686	$358,339	$381,071	$368,669	$391,865

TOTAL:
Commercial, financial and agricultural	$504,019	$487,185	$499,892	$503,048	$510,440
Real estate:
Construction	64,240	97,986	93,837	94,107	101,538
Residential mortgage	1,341,221	1,267,144	1,249,617	1,237,150	1,217,234
Home equity	412,230	396,812	394,720	370,856	361,209
Commercial mortgage	977,797	940,192	895,012	893,788	885,439
Consumer:
Automobiles	275,793	249,797	256,858	233,915	212,926
Other consumer	194,953	196,806	201,276	212,256	235,427
Leases	362	448	523	598	677
Total loans and leases	3,770,615	3,636,370	3,591,735	3,545,718	3,524,890
Allowance for loan and lease losses	(50,001)	(51,217)	(52,828)	(55,369)	(56,631)
Net loans and leases	$3,720,614	$3,585,153	$3,538,907	$3,490,349	$3,468,259

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Deposits
(Unaudited)	TABLE 9

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2017	2017	2017	2017	2016
Noninterest-bearing demand	$1,395,556	$1,383,548	$1,383,754	$1,290,632	$1,265,246
Interest-bearing demand	933,054	911,273	917,956	898,306	862,991
Savings and money market	1,481,876	1,476,017	1,453,108	1,430,399	1,390,600
Time deposits less than $100,000	180,748	184,459	188,782	191,611	194,730
Core deposits	3,991,234	3,955,297	3,943,600	3,810,948	3,713,567

Government time deposits	687,052	710,658	700,284	720,333	701,417
Other time deposits $100,000 to $250,000	101,560	101,955	100,780	103,999	103,720
Other time deposits greater than $250,000	176,508	159,587	141,718	142,164	89,497
Total time deposits $100,000 and over	965,120	972,200	942,782	966,496	894,634
Total deposits	$4,956,354	$4,927,497	$4,886,382	$4,777,444	$4,608,201

CENTRAL PACIFIC FINANCIAL CORP AND SUBSIDIARIES
Nonperforming Assets, Past Due and Restructured Loans
(Unaudited)	TABLE 10

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2017	2017	2017	2017	2016
Nonaccrual loans (including loans held for sale):
Commercial, financial and agricultural	$—	$956	$1,000	$1,030	$1,877
Real estate:
Residential mortgage	2,280	2,633	4,691	4,621	5,322
Home equity	416	1,449	1,509	1,490	333
Commercial mortgage	79	81	834	842	864
Total nonaccrual loans	2,775	5,119	8,034	7,983	8,396

Other real estate owned ("OREO"):
Real estate:
Residential mortgage	851	851	1,008	851	791
Total OREO	851	851	1,008	851	791
Total nonperforming assets ("NPAs")	3,626	5,970	9,042	8,834	9,187

Loans delinquent for 90 days or more still accruing interest:
Real estate:
Residential mortgage	49	50	—	—	—
Home equity	—	108	—	—	1,120
Consumer:
Automobiles	420	149	130	133	208
Other consumer	95	67	123	107	63
Total loans delinquent for 90 days or more still accruing interest	564	374	253	240	1,391

Restructured loans still accruing interest:
Commercial, financial and agricultural	491	217	265	306	—
Real estate:
Construction	—	—	—	—	21
Residential mortgage	10,677	12,373	12,230	13,292	14,292
Commercial mortgage	1,466	1,571	1,675	1,777	1,879
Total restructured loans still accruing interest	12,634	14,161	14,170	15,375	16,192
Total NPAs and loans delinquent for 90 days or more and restructured loans still accruing interest	$16,824	$20,505	$23,465	$24,449	$26,770

Total nonaccrual loans as a percentage of loans and leases	0.07%	0.14%	0.22%	0.23%	0.24%
Total NPAs as a percentage of loans and leases and OREO	0.10%	0.16%	0.25%	0.25%	0.26%
Total NPAs and loans delinquent for 90 days or more still accruing interest as a percentage of loans and leases and OREO	0.11%	0.17%	0.26%	0.26%	0.30%
Total NPAs and loans delinquent for 90 days or more and restructured loans still accruing interest as a percentage of loans and leases and OREO	0.45%	0.56%	0.65%	0.69%	0.76%

Quarter-to-quarter changes in NPAs:
Balance at beginning of quarter	$5,970	$9,042	$8,834	$9,187	$11,666
Additions	107	160	1,530	1,881	39
Reductions:
Payments	(2,060)	(2,614)	(401)	(447)	(2,400)
Return to accrual status	(391)	(453)	(1,014)	(1,787)	(118)
Sales of NPAs	—	(165)	—	—	—
Charge-offs/valuation adjustments	—	—	93	—	—
Total reductions	(2,451)	(3,232)	(1,322)	(2,234)	(2,518)
Balance at end of quarter	$3,626	$5,970	$9,042	$8,834	$9,187

CENTRAL PACIFIC FINANCIAL CORP AND SUBSIDIARIES
Allowance for Loan and Lease Losses
(Unaudited)	TABLE 11

	Three Months Ended					Year Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	December 31,
(Dollars in thousands)	2017	2017	2017	2017	2016	2017	2016
Allowance for loan and lease losses:
Balance at beginning of period	$51,217	$52,828	$55,369	$56,631	$59,384	$56,631	$63,314

Provision (credit) for loan and lease losses	(186)	(126)	(2,282)	(80)	(2,645)	(2,674)	(5,517)

Charge-offs:
Commercial, financial and agricultural	438	429	337	500	510	1,704	1,599
Real estate:
Residential mortgage	73	—	—	—	—	73	—
Commercial mortgage	—	—	—	—	209	—	209
Consumer:
Automobiles	277	333	352	520	381	1,482	1,563
Other consumer	1,341	1,376	1,118	977	1,077	4,812	3,491
Total charge-offs	2,129	2,138	1,807	1,997	2,177	8,071	6,862

Recoveries:
Commercial, financial and agricultural	690	165	236	275	490	1,366	2,114
Real estate:
Construction	52	40	56	21	24	169	133
Residential mortgage	22	124	637	96	315	879	695
Home equity	9	6	27	2	4	44	15
Commercial mortgage	11	7	128	11	869	157	1,024
Consumer:
Automobiles	196	65	284	194	214	739	888
Other consumer	119	246	180	216	153	761	827
Total recoveries	1,099	653	1,548	815	2,069	4,115	5,696
Net charge-offs	1,030	1,485	259	1,182	108	3,956	1,166
Balance at end of period	$50,001	$51,217	$52,828	$55,369	$56,631	$50,001	$56,631

Average loans and leases, net of unearned	$3,719,684	$3,625,455	$3,593,347	$3,547,718	$3,489,757	$3,622,033	$3,385,741

Annualized ratio of net charge-offs to average loans and leases	0.11%	0.16%	0.03%	0.13%	0.01%	0.11%	0.03%

Ratio of allowance for loan and lease losses to loans and leases	1.33%	1.41%	1.47%	1.56%	1.61%	1.33%	1.61%